Exhibit (21)* to Report

on Form 10-K for

Fiscal Year Ended June 30, 2010

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Incorporation
UNITED STATES
Alkid Corp.	California
Winco Enterprises Inc.	California
Parker-Hannifin International Corp.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Italy Holding LLC	Delaware
Parker Hannifin Luxembourg Acquisitions LLC	Delaware
PH Spain LLC	Delaware
Parker Royalty Partnership	Ohio
PG Square LLC	Ohio
Parker Hannifin Luxembourg Acquisitions Limited Co.	Texas
Parker-Hannifin Luxembourg Finance Limited Company	Texas
Parker Hannifin Luxumbourg 1 Limited Company	Texas

INTERNATIONAL
Parker Hannifin Argentina S.A.I.C.	Argentina
Domnick Hunter Pty Limited	Australia
Legris Australasia Pty Limited	Australia
Denison Hydraulics Australia Pty Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holdings Pty Limited	Australia
Parker Hannifin Ges.m.b.H.	Austria
Parker-Origa Pneumatic GmbH	Austria
Advanced Products N.V.	Belgium
S.A. Parker Hannifin N.V.	Belgium
Parker Hannifin (Bermuda) Ltd.	Bermuda
Parker Adesivos e Selantes Quimicos Industria e Comericio Ltda.	Brazil
Legris do Brasil Ltda.	Brazil
Parker Hannifin Industria e Comercio Ltda	Brazil
2172098 Ontario Inc.	Canada
3228453 Nova Scotia Company	Canada
3239249 Nova Scotia Ltd.	Canada
9183-7252 Quebec Inc.	Canada
Parker Canada Holding Co	Canada
Parker Canada Investment Co.	Canada
Parker Canada Limited Partner Co	Canada

Name of Subsidiary	State/Country of Incorporation
Parker Canada Management Inc.	Canada
Parker Hannifin Canada	Canada
Parker Hannifin Electronic Controls	Canada
Parker Ontario Holdings Inc.	Canada
Parker Ontario Limited Partnership	Canada
Ingeniera y Servicios Metalcrom Limitada	Chile
Parker Hannifin Chile Limitada	Chile
Parker Shenyang Rubber Products Co., Ltd. (1)	China
Parker Hannifin Hydraulics (Tianjin) Co., Ltd.	China
PH Electronic Material (Shenzhen) Co., Ltd.	China
PH Fluid Connectors (Qingdao) Co., Ltd.	China
PH Fluid Connectors Co., Ltd	China
PH Fluid Power Systems & Components Co., Ltd.	China
PH Management (Shanghai) Co., Ltd. (China RHQ)	China
PH Motion & Control Shanghai Co. Ltd.	China
Rayco (Wuxi) Precision Mold Systems Co., Ltd.	China
Rayco (Wuxi) Technologies Co., Ltd.	China
Shanghai Denison Hydraulics Components Limited (2)	China
Taiyo Parker Fluidpower (Shanghai) Co., Ltd.	China
Wuxi Kenmore Refrigeration Components Co., Ltd.	China
Legris SRO	Czech Republic
Parker Hannifin Czech Republic Sro	Czech Republic
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker-Hannifin s.r.o.	Czech Republic
Parker Hannifin A/S	Denmark
Parker Hannifin Oy	Finland
Vansco Electronics Oy	Finland
Drives France Holdings SAS	France
Legris Autoline SAS	France
Legris SAS	France
Parker Hannifin France Holding SAS	France
Parker Hannifin France SAS	France
Parker Hannifin SNC	France
Parker-Origa SAS	France
PH France Finance SAS	France
SSD Parvex SAS	France
Domnick Hunter GmbH	Germany
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Real Estate Holding GmbH	Germany
Parker Hannifin Verwaltungs GmbH	Germany
Parker-Origa GmbH	Germany
Rectus GmbH	Germany
Zander Aufbereitungstechnick GmbH	Germany
Parker Hannifin (Gibraltar) Holding Limited (Gib1)	Gibraltar
Parker Hannifin (Gibraltar) Properties Limited (Gib 7) (1)	Gibraltar
Parker Hannifin (Gibraltar) Developments Limited (Gib 6)	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Legris Hungary Ltd.	Hungary
Parker International Capital Mng Hungary Ltd.	Hungary

Name of Subsidiary	State/Country of Incorporation
PHC-Hungarian Trade Representative Office	Hungary
Annapurna Kenmore Tube Products Pvt. Ltd. (1)	India
Legris India Holding Private Ltd.	India
Legris India Private Ltd. (3)	India
Parker Hannifin India Private Ltd.	India
Parker Markwel Industries Private Ltd.	India
Acadia International Insurance Ltd	Ireland
Parker Sales (Ireland) Limited	Ireland
Parker Hannifin SpA	Italy
Parker Hiross Spa	Italy
Parker Italy Holding S.r.l.	Italy
Parker ITR SRL	Italy
Kuroda Pneumatics Ltd.	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo Ltd. (4)	Japan
Taiyo Tech	Japan
Taiyo Techno	Japan
Parker Korea Ltd.	Korea
Parker Mobile Control Division Asia Co., Ltd.	Korea
PH Climate & Industrial Controls Ltd.	Korea
PH Connectors Ltd.	Korea
Parker Hannifin (Luxembourg) S.a r.l.	Luxembourg
Parker Hannifin Bermuda Luxembourg S.C.S.	Luxembourg
Parker Hannifin Global Capital Management S.a r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.a r.l.	Luxembourg
PH Luxembourg Investments 1 S.a r.l.	Luxembourg
EmiTherm Sdn. Bhd.	Malaysia
Parker Hannifin Industrial (M) Sdn. Bhd	Malaysia
Parker Hannifin Malaysia Sdn. Bhd	Malaysia
Parker-Origa Sdn. Bhd	Malaysia
Parker Hannifin Malta Finance 1, Ltd	Malta
Parker Hannifin Malta Finance 2, Ltd.	Malta
Arosellos, S.A. de C.V.	Mexico
Parker Baja Servicios	Mexico
Parker Brownsville Servicios	Mexico
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Hannifin Hldg S. de R.L. de C.V.	Mexico
Parker Industrial S. de R.L. de C.V.	Mexico
Parker Seal de Mexico S.A.	Mexico
Parker Servicio’s de Mexico, S.A. de C.V.	Mexico
Parker Sistemas de Automatization S de R.L.	Mexico
Parker Filtration & Separation BV	Netherlands
Parker Filtration B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hose BV	Netherlands
Parker Pneumatic BV	Netherlands
Parker Polyflex BV	Netherlands
PH Finance BV	Netherlands

Name of Subsidiary	State/Country of Incorporation
Parker Hannifin (N.Z.) Limited	New Zealand
Parker Hannifin A/S	Norway
Parker Hannifin Norway Holding AS	Norway
Parker Maritime AS	Norway
Parker ScanRope AS	Norway
Scan Rope Eindom Nord AS	Norway
Parker Hannifin Sp. z.o.o.	Poland
Parker Hannifin Portugal LDA	Portugal
Legris Industries OOO	Russia
Parker Hannifin LLC	Russia
Legris S.E. Asia Pte. Ltd.	Singapore
Parker Hannifin Singapore Pte. Ltd.	Singapore
Rayco International Pte. Ltd.	Singapore
Rayco Technologies Pte. Ltd.	Singapore
Parker-Origa Pte. Ltd.	Singapore
Parker Hannifin Czech Republic sro, organizacna zlozka	Slovakia
Parker-Hannifin s.r.o. - organizacna slozka	Slovakia
Parker Hannifin (Africa) Pty. Ltd.	South Africa
Legris Espanola SA	Spain
Parker Hannifin (Espana) S.A.	Spain
Parker Hannifin Acquisitions SL	Spain
Parker Hannifin Catera Industrial S.L.	Spain
PH Industries & Assets Holding SL	Spain
Tecknit Europe Espana, S.L.	Spain
Hoerbiger-Origa AB	Sweden
Parker Hannifin AB	Sweden
Tema Ingenjorsfirma AB	Sweden
Vansco Electronics AB	Sweden
Parker Hannifin Cartera Industrial, S.L. Torrejon de Ardoz (Espagne) succursale de Carouge	Switzerland
Parker Hannifin Europe Sarl	Switzerland
Parker Lucifer SA	Switzerland
Parker-Origa Holding AG	Switzerland
Tema Marketing AG	Switzerland
Parker Hannifin Taiwan Ltd.	Taiwan
KV Automation Thailand (5)	Thailand
Parker Hannifin (Thailand) Co. Ltd.	Thailand
Parker Hareket ve Kontrol Sistemleri Tic. A.S.	Turkey
Parker Lklim Kontrol Sistemleri Sanayi ve Tic AS	Turkey
Alenco (Holdings) Ltd.	UK
Denison Financial Holding Limited	UK
Domnick Hunter Iberica Ltd.	UK
Domnick Hunter Group Ltd.	UK
Domnick Hunter Investments Limited	UK
PH (UK) Acquisitions Ltd.	UK
Domnick Hunter Trustees Limited	UK
Parker Hannifin (Holdings) Ltd.	UK
Parker Hannifin GB Ltd.	UK
Parker Hannifin Ltd.	UK
Parker Hannifin (UK) Limited	UK

Name of Subsidiary	State/Country of Incorporation
Parker Hannifin 2007 LLP	UK
Parker Hannifin Industries Limited	UK
ScanRope Ltd.	UK
Vansco Electronics (UK) Limited	UK
Parker-Origa Ltd.	UK
Legris Limited	UK
Parker Middle East FZE	United Arab Emirates
Parker Hannifin de Venezuela, S.A.	Venezuela
Parker Hannifin Vietnam Company Limited	Vietnam

(1)	The Company owns 51% of such subsidiary’s equity capital.
(2)	The Company owns 85% of such subsidiary’s equity capital.
(3)	The Company owns 74% of such subsidiary’s equity capital.
(4)	The Company owns 60% of such subsidiary’s equity capital.
(5)	The Company owns 77% of such subsidiary’s equity capital.